Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

October 2, 2012

Eagle Materials Inc.

3811 Turtle Creek Boulevard

Suite 1100

Dallas, Texas 75219

Registration Statement on Form S-3

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (Registration Statement No. 333-181767) (the “Registration Statement”) filed on May 30, 2012 by Eagle Materials Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in order to effect the registration of certain securities that may be offered, issued and sold by the Company from time to time, we have passed upon certain legal matters in connection with such securities. This letter supplements our opinions contained in an exhibit to the Registration Statement in connection with the proposed offering, issuance and sale by the Company of 3,450,000 shares (the “Shares”) of its common stock, par value $.01 per share (“Common Stock”), including 450,000 Shares to be issued pursuant to the exercise of an option granted to the Underwriters (as defined below) to purchase additional shares of Common Stock to cover overallotments, pursuant to that certain Underwriting Agreement, dated September 27, 2012 (the “Underwriting Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”).

The Shares are included in the securities registered by the Company pursuant to the Registration Statement. In addition, the Company has filed with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement, dated September 27, 2012 (the “Prospectus Supplement”), relating to the offering and sale of the Shares, together with the accompanying prospectus, dated May 30, 2012 in the form included in the Registration Statement (the “Base Prospectus”).

We have examined originals, or copies certified or otherwise identified, of the Restated Certificate of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date, the Underwriting Agreement, corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving the opinion set forth below, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained

Eagle Materials Inc.	-2-	October 2, 2012

in such certificates. In giving such opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary action on the part of the Company and, when certificates evidencing such Shares have been duly executed, countersigned and registered, and when such Shares have been issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America, each as published and in effect on the date hereof.

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof, which will be incorporated by reference into the Registration Statement. We hereby consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement and the Base Prospectus and to the filing of this opinion of counsel as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof, which will be incorporated by reference into the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.